UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2021

_______________

Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

_______________

Nevada	001-32277	87-0591719
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2021, the Board of Directors of Crexendo, Inc. (the “Company”) confirmed and adopted the Crexendo, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) which was approved at the Annual Meeting of Stockholders held on, May 17, 2021 (the “Annual Meeting”). The terms of the 2021 Plan provide for the grant of incentive stock options; stock options; stock appreciation rights; restricted stock awards; restricted stock unit awards; performance stock awards; and other stock awards. Eligible participants under the 2021 Plan include the Company’s employees (including the Company’s executive officers), directors, and consultants.

A more detailed summary of the material features of the 2021 Plan, including the terms of awards that may be granted thereunder, is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2021 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2021 Plan, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

At the Annual Meeting, the Company’s stockholders approved and adopted the Certificate of Amendment (the “Certificate of Amendment”), of the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of the Company’s common stock from 25,000,000 to 50,000,000; and. The amendment was effected by filing the Certificate of Amendment with the Secretary of State of the State of Nevada on May 21, 2021.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation of Crexendo, Inc.
10.1
2021 Equity Incentive Plan and forms of agreement thereunder, previously filed as Annex “B” to the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2021 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Date: May 24, 2021	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer